As filed with the Securities and Exchange Commission on July 30, 1999



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                 July 27, 1999




                         COOPER TIRE & RUBBER COMPANY
            (Exact name of registrant as specified in its charter)


           DELAWARE                 1-4329                    34-4297750
        (State or other          (Commission	          (I.R.S. employer
         jurisdiction of         File Number)            identification no.)
         incorporation)


                  Lima and Western Avenues, Findlay, Ohio 45840
                    (Address of principal executive offices)
                                  (Zip Code)


                                (419) 423-1321
              (Registrant's telephone number, including area code)
























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Item 5.     Other Events.
------      ------------

On July 27, 1999, Cooper Tire & Rubber Company ("Cooper") announced that it signed a definitive merger agreement to acquire The Standard Products Company ("Standard Products"). Standard Products' outstanding shares will be valued at $36.50 per share or approximately $584.4 million. In addition, Cooper will assume Standard Products' outstanding debt which was approximately $173 million at June 30, 1999.

Under the merger agreement, Standard Products' stock will be exchanged for $36.50 in cash or the equivalent value of Cooper stock, subject to a collar arrangement. The exchange ratio will be determined based on the average closing price of Cooper stock for the twenty trading days ending five days prior to the merger's closing date. Under the formula, if the price of Cooper stock rises, the exchange ratio will be reduced, but not below 1.472 Cooper shares for each Standard Products share. Further, if the price of Cooper stock falls, the exchange ratio will increase, but not above 1.825 Cooper shares for each Standard Products share.

The merger agreement calls for holders of approximately 45% of Standard Products' outstanding shares to receive stock and 55% to receive cash, resulting in a tax-free transaction to those Standard Products' shareholders who receive Cooper stock. If, however, the mean of the high and low price for Cooper shares on the closing date falls below $18, the entire purchase price will be paid in cash at $36.50 per Standard Products share.

Cooper has tentatively identified approximately $24 million of synergies that it expects will arise from the transaction. The anticipated synergies are currently expected to be achieved as follows:

                           Year             Amount
                           ----           -----------
                           2000          $ 9 million
                           2001           12 million
                           2002            2 million
                           2003            1 million
                                          ----------
                             Total       $24 million

It is also estimated that the synergies can be attributed to savings and incremental income achieved in the following areas in the following approximate amounts:

                                                        Amount
                                                     ------------
                 General & administrative           $ 8.2 million
                 Manufacturing/R&D                    8.1 million
                 Purchasing                           4.7 million
                 Incremental sales volume and other   3.0 million
                                                     ------------
                                      Total         $24.0 million

Additionally, approximately $6 million to $10 million of other synergies have been targeted. And, another $5 million to $6 million of unexplored synergies are believed to be available. These additional synergies may not be fully realized, or realized at all, and their timing is undetermined.

The above estimates are based on Cooper's current assessment of the results expected from the transaction, but may differ based on a number of factors as discussed below.



(continued)

Forward-Looking Statements

This report contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding expectations for future financial performance, including with respect to the proposed merger, which involve uncertainty and risk. It is possible Cooper's future financial performance and the results of the proposed merger may differ from expectations due to a variety of factors including, but not limited to: changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, fluctuations in raw material and energy prices, changes in interest and foreign exchange rates, regulatory and other approvals, the cyclical nature of the automotive industry, risks associated with integrating the operations of Standard Products and the failure to achieve or delay in achieving synergies or savings anticipated in the merger, failure to satisfy the closing conditions of the pending merger and the failure to complete the merger, and other unanticipated events and conditions.

It is not possible to foresee or identify such factors. Any forward-looking statements in this report are based on certain assumptions and analysis made by Cooper in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. Cooper makes no commitment to update any forward-looking statement included herein, or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.



Item 7.     Financial Statements and Exhibits.
------      ---------------------------------

    (c) The following exhibit is filed as part of this report:

        Cooper's press release dated July 27, 1999 announcing its acquisition of Standard Products



                                  SIGNATURES
                                  ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, Cooper has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                        COOPER TIRE & RUBBER COMPANY


                                        By: /S/ Eileen B. White
                                            ----------------------
                                            Corporate Controller
                                            (Principal Accounting Officer)

July 30, 1999
-------------
   (Date)





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
                               INDEX TO EXHIBITS
                                  DESCRIPTION

Item 7.(c)

     Cooper's press release dated July 27, 1999 announcing its acquisition of Standard Products



























































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
COMPANY CONTACT:  PHILIP G. WEAVER                     FOR IMMEDIATE RELEASE
                  419-424-4320                         JULY 27, 1999

                    COOPER TIRE & RUBBER COMPANY TO ACQUIRE
                         THE STANDARD PRODUCTS COMPANY

FINDLAY, OHIO, JULY 27, 1999 - COOPER TIRE & RUBBER COMPANY (NYSE:CTB) today announced that it has signed a definitive merger agreement to acquire The Standard Products Company (NYSE: SPD). The combination will make Cooper North America's largest manufacturer of automotive sealing systems, a core product in its engineered products group, and will also significantly expand the company's global presence, a key element in its strategic growth plan. On a combined basis, the company expects to generate approximately $3.2 billion in annual revenues in its first full year of operation, of which approximately half will come from tire operations and half from engineered products. Management expects to realize significant synergies and anticipates the transaction will be accretive to earnings within the year 2000 and fully accretive in 2001 and beyond.

Standard Products is one of the world's leading suppliers of sealing, plastic trim and vibration control systems for the worldwide automotive original equipment industry. This automotive business accounted for approximately 70% of Standard Products' total 1998 revenues of $1.1 billion. In addition, Standard Products' Holm Industries Inc. is the largest supplier of seals for home and commercial refrigerators in North America, and Oliver Rubber Company is a leading manufacturer of tread rubber and equipment for the truck retread industry.

Basic Terms and Conditions

The Standard Products outstanding shares will be valued at $36.50 per share or approximately $584.4 million. In addition, Cooper will assume Standard Products' outstanding debt which was approximately $173 million at June 30, 1999. Initially, the purchase will be funded through an expansion of Cooper's bank facilities and commercial paper program. Following the close of the transaction, Cooper anticipates refinancing a portion of this debt in the public term markets.

Under the agreement, Standard Products' stock will be exchanged for $36.50 in cash or the equivalent value of Cooper stock, subject to a collar arrangement. The exchange ratio will be determined based on the average closing price of Cooper stock for the 20 trading days ending 5 days prior to the transaction's closing date. Under the formula, if the price of Cooper stock rises, the exchange ratio will be reduced, but not below 1.472 Cooper shares for each Standard Products share. Further, if the price of Cooper stock falls, the exchange ratio will increase, but not above 1.825 Cooper shares for each Standard Products share.

The agreement calls for holders of approximately 45% of Standard Products' outstanding shares to receive stock and 55% to receive cash, resulting in a tax-free transaction to those Standard Products' shareholders who receive Cooper stock. If, however, the average of the high and low price of Cooper shares on the closing date falls below $18, the entire purchase price will be paid in cash at $36.50 per Standard Products share.

Benefits of the Combined Company

"This acquisition is a tremendous opportunity and exactly what we planned with our Cooper 21 strategy which we have been formulating over the past two years," commented Patrick W. Rooney, Cooper Chairman and CEO. "Our Cooper 21 plan calls for our company to be a global player in both our tire and our engineered products operations," said Thomas A Dattilo, Cooper's President and



(continued)

COO. "The combined company will create the market leader in North and South America for automotive sealing systems, as well as one of the leading
manufacturers in Europe.   Standard Products' global footprint of 38 plants
and five technical centers in nine countries represents the very best opportunity to achieve this objective while maximizing future returns to shareholders, and also benefiting our customers worldwide," Dattilo concluded.

Standard Products Vice Chairman and CEO, Ronald L. Roudebush, who will be joining Cooper's board of directors, echoed Cooper management's comments by saying, "With our leading market positions, breadth of customers and global footprint, in addition to strong technological capabilities, this is a match which should be positive for customers, employees and stockholders. Together, we will be a stronger competitor in the automotive arena where scale, size and technical depth are increasingly critical for success."

Other Factors

The transaction has been approved by the board of directors of each company, and is subject to the satisfaction of customary closing conditions, including requirements of the Hart-Scott-Rodino Act and approval of the Standard Products shareholders. Two of the largest individual shareholders of Standard Products stock have executed agreements to vote their shares in favor of the merger. The proration provisions of the agreement will assure the approximately 45/55 stock/cash ratio. Completion of the purchase is expected to take place during the fourth quarter.

Company Descriptions

The Standard Products Company, with 38 plants in nine countries, manufactures sealing, trim and vibration control systems for the automotive original equipment industry in North America, Europe and South America. Subsidiary companies produce rubber and plastic sealing components for the refrigeration industry in North America and tread rubber and equipment for the truck tire retreading industry. Standard Products, with corporate headquarters in Dearborn, Michigan, employs more than 10,000 worldwide. For more information on Standard Products, visit their web site at: www.standardproducts.com.

Founded in 1914, Cooper Tire & Rubber Company is headquartered in Findlay, Ohio and specializes in the manufacture and marketing of rubber products for consumers. Products include automobile and truck tires, inner tubes, vibration control products, hoses and hose assemblies and automotive sealing systems. Cooper, with 10,700 employees, is the seventh largest tire manufacturer worldwide and is a recognized leader in the replacement tire market as a low-cost, high-quality producer. As an original equipment supplier of engineered products to vehicle manufacturers, Cooper's expertise in design, quality, delivery and technological innovation is well respected throughout the world. For more information, visit the Cooper web site at: www.coopertire.com.

Forward-Looking Statements

This report contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding expectations for future financial performance, including with respect to the proposed merger, which involve uncertainty and risk. It is possible the company's future financial performance and the results of the proposed merger may differ from expectations due to a variety of factors including, but not limited to: changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, fluctuations in raw material and energy prices,



(continued)
changes in interest and foreign exchange rates, regulatory and other approvals, the cyclical nature of the automotive industry, risks associated with integrating the operations of Standard Products and the failure to achieve synergies or savings anticipated in the merger, failure to satisfy the closing conditions of the pending merger and the failure to complete the merger, and other unanticipated events and conditions.

It is not possible to foresee or identify such factors. Any forward-looking statements in this report are based on certain assumptions and analysis made by the company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The company makes no commitment to update any forward-looking statement included herein, or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.

This release is neither an offer to sell nor a solicitation of an offer to buy Cooper Tire & Rubber Company securities, nor a solicitation of a proxy. Any such offer or solicitation will only be made in compliance with applicable securities laws.












































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